As filed with the Securities and Exchange Commission on November 5, 2018

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENERGY FUELS INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	98-1067994
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

225 Union Blvd., Suite 600
Lakewood, Colorado 80228
(303) 974-2140
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Energy Fuels Resources (USA) Inc.
225 Union Blvd., Suite 600
Lakewood, Colorado 80228
(303) 974-2140
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard Raymer James Guttman Dorsey & Whitney LLP Brookfield Place, 161 Bay Street, Suite 4310 Toronto, Ontario, M5J 2S1, Canada

From time to time after the effective date of this registration statement
(Approximate date of commencement of proposed sale to public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.[X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.[   ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.[   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ]	Smaller reporting company [ ]
(Do not check if a smaller reporting company)	Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.[ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed Maximum Aggregate Offering Price per unit	Proposed Maximum Aggregate Offering Price	Amount of registration fee(3)(4)
Common Shares, without par value	(1)	(2)	(2)
Warrants	(1)	(2)	(2)
Rights	(1)	(2)	(2)
Subscription Receipts	(1)	(2)	(2)
Preferred Shares	(1)	(2)	(2)
Debt Securities	(1)	(2)	(2)
Units	(1)	(2)	(2)
Total			$150,000,000	$18,180

(1)

Includes an indeterminate number of common shares, common share or preferred share purchase warrants, rights, subscription receipts, preferred shares, debt securities or units or any combination thereof. This registration statement also covers common shares or preferred shares that may be issued upon exercise of warrants and common shares or other securities that may be issued upon exercise or conversion of rights, subscription receipts, preferred shares, debt securities or units. In addition, any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities which may be offered pursuant to this registration statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), such additional number of common shares of the Registrant that may become issuable as a result of any stock split, stock dividends or similar event.

(2)

Represents the initial offering price of all securities sold up to an aggregate public offering price not to exceed $150,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies to the Registrant.

(3)

Pursuant to Rule 457(o) under the Securities Act, the registration fee has been calculated on the basis of the maximum aggregate offering price and the number of securities being registered has been omitted.

(4)	The registration fee has been calculated in accordance with Rule 457 under the Securities Act based on the current statutory fee of $121.20 per million.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion November 5, 2018
PROSPECTUS

ENERGY FUELS INC.
$150,000,000 Common Shares Warrants Rights Subscription Receipts Preferred Shares Debt Securities Units

Energy Fuels Inc. may offer and sell, from time to time, up to $150,000,000 aggregate initial offering price of the Company’s common shares, without par value (which we refer to as “Common Shares”), warrants to purchase Common Shares, warrants to purchase Preferred Shares (which we refer to collectively as “Warrants”), rights to purchase Common Shares or other securities of the Company (which we refer to as “Rights”) or any combination thereof (which we refer to as “Units”), subscription receipts for Common Shares, Warrants, Preferred Shares or any combination thereof (which we refer to as “Subscription Receipts”), preferred shares of the Company (which we refer to as “Preferred Shares”), or debt securities of the Company which may or may not be converted into other securities (which we refer to as “Debt Securities”), in one or more transactions under this Prospectus (which we refer to as the “Prospectus”). The Company may also offer under this Prospectus any Common Shares or Preferred Shares issuable upon the exercise of Warrants and any Common Shares or other securities of the Company issuable upon the exercise of Rights and any Common Shares or other securities issuable on conversion of Subscription Receipts, Preferred Shares or Debt Securities. Collectively, the Common Shares, Warrants, Rights, Subscription Receipts, Preferred Shares, Debt Securities, Common Shares or Preferred Shares issuable upon exercise of the Warrants, Common Shares or other securities issuable upon the exercise or conversion of Rights, Subscription Receipts, Preferred Shares, Debt Securities or Units are referred to as the “Securities.”

This Prospectus provides you with a general description of the Securities that we may offer. Each time we offer Securities, we will provide you with a prospectus supplement (which we refer to as the “Prospectus Supplement”) that describes specific information about the particular Securities being offered and may add, update or change information contained in this Prospectus. You should read both this Prospectus and the Prospectus Supplement, together with any additional information which is incorporated by reference into this Prospectus and the Prospectus Supplement. This Prospectus may not be used to offer or sell securities without the Prospectus Supplement which includes a description of the method and terms of that offering.

We may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which we will provide to you each time we offer Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this Prospectus.

The Common Shares are traded on the NYSE American LLC (which we refer to as the “NYSE American”) under the symbol “UUUU” and on the Toronto Stock Exchange (which we refer to as the “TSX”) under the symbol “EFI”. On November 2, 2018, the last reported sale price of the Common Shares on the NYSE American was $3.47 per Common Share and on the TSX was Cdn$4.54 per Common Share. With the exception of Warrants previously issued under an indenture dated as of March 14, 2016, which expire on March 14, 2019, and an indenture dated September 20, 2016, which expire on September 20, 2021, which Warrants are listed on the NYSE American, there is currently no market through which the Securities, other than the Common Shares, may be sold, and purchasers may not be able to resell the Securities purchased under this Prospectus. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. See “Risk Factors.”

Investing in the Securities involves risks. See “Risk Factors” on page 5.

These Securities have not been approved or disapproved by the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS , 2018.

ABOUT THIS PROSPECTUS

This Prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the Securities described in this Prospectus in one or more offerings up to a total dollar amount of initial aggregate offering price of $150,000,000. This Prospectus provides you with a general description of the Securities that we may offer. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in a Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms of the offering; (ii) in the case of Warrants, the designation, number and terms of the Common Shares or Preferred Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms; (iii) in the case of Rights, the designation, number and terms of the Common Shares or other securities of the Company purchasable upon exercise of the Rights, any procedures that will result in the adjustment of these numbers, the date of determining the shareholders entitled to the Rights distribution, the exercise price, the dates and periods of exercise, the currency in which the Rights are issued and any other terms specific to the Rights being offered; (iv) in the case of Subscription Receipts, the designation, number and terms of the Common Shares, Preferred Shares, Warrants or other securities receivable upon satisfaction of certain release conditions, any procedures that will result in the adjustment of those numbers, any additional payments to be made to holders of Subscription Receipts upon satisfaction of the release conditions, the terms of the release conditions, terms governing the escrow of all or a portion of the gross proceeds from the sale of the Subscription Receipts, terms for the refund of all or a portion of the purchase price for Subscription Receipts in the event the release conditions are not met and any other specific terms; (v) in the case of Preferred Shares, the rights, privileges, restrictions and conditions assigned to the particular series upon the board of directors of the Company approving their issuance, subject to the Company’s articles of incorporation; (vi) in the case of the Debt Securities, terms of any debt securities and any related agreements or indentures; and (vii) in the case of Units, the designation, number and terms of the Securities comprising the Units; A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters set forth in this Prospectus.

In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

Please carefully read both this Prospectus and any Prospectus Supplement together with the documents incorporated herein and therein by reference under “Documents Incorporated by Reference”, any free writing prospectus and the additional information described below under “Where You Can Find More Information.”

Owning securities may subject you to tax consequences both in the United States and Canada. This Prospectus or any applicable Prospectus Supplement may not describe these tax consequences fully. You should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

References in this Prospectus to “$” are to United States dollars. Canadian dollars are indicated by the symbol “Cdn$”.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law. This Prospectus is not an offer to sell these Securities and is not soliciting an offer to buy these Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the Securities. Our business, financial condition, results of operations and prospects may have changed since that date.

In this Prospectus and in any Prospectus Supplement, unless the context otherwise requires, references to “Energy Fuels” “Company,” “we,” “us,” “Registrant,” “our” refer to Energy Fuels Inc., either alone or together with its subsidiaries as the context requires.

SUMMARY

The Company

Energy Fuels Inc. was incorporated on June 24, 1987 in the Province of Alberta under the name “368408 Alberta Inc.” In October 1987, 368408 Alberta Inc. changed its name to “Trevco Oil & Gas Ltd.” In May 1990, Trevco Oil & Gas Ltd. changed its name to “Trev Corp.” In August 1994, Trev Corp. changed its name to “Orogrande Resources Inc.” In April 2001 Orogrande Resources Inc. changed its name to “Volcanic Metals Exploration Inc.” On September 2, 2005, the Company was continued under the Business Corporations Act (Ontario). On March 26, 2006, Volcanic Metals Exploration Inc. acquired 100% of the outstanding shares of “Energy Fuels Resources Corporation.” On May 26, 2006, Volcanic Metals Exploration Inc. changed its name to “Energy Fuels Inc.”

Energy Fuels is engaged in conventional extraction and in situ recovery (“ISR”) of uranium, along with the exploration, permitting, and evaluation of uranium properties in the United States. Energy Fuels owns the Nichols Ranch uranium recovery facility in Wyoming (the “Nichols Ranch Project”), which is one of the newest ISR uranium recovery facilities operating in the United States, and the Alta Mesa Project in Texas (“Alta Mesa”), which is an ISR production center currently on standby. In addition, Energy Fuels owns the White Mesa Mill in Utah (the “White Mesa Mill”), which is the only conventional uranium recovery facility operating in the United States. The White Mesa Mill can also recover vanadium as a co-product of mineralized material produced from certain of its projects in Colorado and Utah. The Company also owns uranium and uranium/vanadium properties and projects in various stages of exploration, permitting, and evaluation, as well as fully-permitted uranium and uranium/vanadium projects on standby. In addition, Energy Fuels recovers uranium from other uranium-bearing materials not derived from conventional material, referred to as “alternate feed materials,” at its White Mesa Mill.

For a detailed description of the business of Energy Fuels please refer to “Item 1. Description of Business” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

The Company’s registered and head office is located at 82 Richmond St. East; Suite 308 Toronto, ON M5C 1P1. The Company’s principal place of business and the head office of the Company’s U.S. subsidiaries is located at 225 Union Blvd., Suite 600, Lakewood, Colorado, 80228 USA.

The Securities Offered under this Prospectus

We may offer the Common Shares, Warrants, Rights, Subscription Receipts, Preferred Shares, Debt Securities or Units with a total value of up to $150,000,000 from time to time under this Prospectus, together with any applicable Prospectus Supplement and related free writing prospectus, if any, at prices and on terms to be determined by market conditions at the time of offering. This Prospectus provides you with a general description of the Securities we may offer. Each time we offer Securities, we will provide a Prospectus Supplement that will describe the specific amounts, prices and other important terms of the Securities, including, to the extent applicable:

  aggregate offering price;
  the designation, number and terms of the Common Shares or Preferred Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms;
  the record date for shareholders entitled to receive the Rights, the designation, number and terms of the Common Shares or other securities purchasable upon exercise of the Rights, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms;
  rates and times of payment of interest or dividends, if any;
  redemption, conversion, exchange or sinking funds terms, if any;
  rank and security, if any;
  conversion or exchange prices or rates, if any, and if applicable, any provision for changes or adjustment in the conversion or exchange prices or rates in the securities or other property receivable upon conversion or exchange;
  restrictive covenants, if any;
  voting or other rights, if any; and
  important United States and Canadian federal income tax considerations.

A Prospectus Supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this Prospectus or in documents we have incorporated by reference. However, no Prospectus Supplement or free writing prospectus will offer a security that is not registered and described in this Prospectus at the time of the effectiveness of the registration statement of which this Prospectus is a part.

We may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which we will provide to you each time we offer Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them.

Common Shares

We may offer Common Shares. Holders of Common Shares are entitled to one vote per Common Share on all matters that require shareholder approval.

Our Common Shares are described in greater detail in this Prospectus under “Description of Common Shares.”

Warrants

We may offer Warrants for the purchase of Common Shares or Preferred Shares, in one or more series, from time to time. We may issue Warrants independently or together with Common Shares or Preferred Shares and the Warrants may be attached to or separate from such securities.

The Warrants may be evidenced by warrant certificates and may be issued under one or more warrant indentures, which are contracts between us and a warrant trustee for the holders of the Warrants. In this Prospectus, we have summarized certain general features of the Warrants under “Description of Warrants.” We urge you, however, to read any Prospectus Supplement and any free writing prospectus that we may authorize to be provided to you related to the series of Warrants being offered, as well as the complete warrant indentures, if applicable, and warrant certificates that contain the terms of the Warrants. If applicable, specific warrant indentures will contain additional important terms and provisions and will be filed as exhibits to the registration statement of which this Prospectus is a part, or incorporated by reference from a current report on Form 8-K that we file with the SEC.

Rights

We may offer Rights to our existing shareholders to purchase additional Common Shares, Preferred Shares or other securities of the Company. For any particular Rights, the applicable Prospectus Supplement will describe the terms of such Rights and rights agreement including the period during which such Rights may be exercised, the manner of exercising such Rights, the transferability of such Rights and the number of Common Shares, Preferred Shares or other securities that may be purchased in connection with each right and the subscription price for the purchase of such Common Shares, Preferred Shares or other securities. In connection with a Rights offering, we may enter into a separate agreement with one or more underwriters or standby purchasers to purchase any securities not subscribed for in the Rights offering by existing shareholders, which will be described in the applicable Prospectus Supplement. Each series of Rights will be issued under a separate rights agreement to be entered into between us and a bank, trust company or transfer agent, as rights agent.

In this Prospectus, we have summarized certain general features of the Rights under “Description of Rights.” We urge you, however, to read any Prospectus Supplement and any free writing prospectus that we may authorize to be provided to you related to the Rights being offered, as well as the complete Rights certificates that contain the terms of the Rights. We may evidence each series of rights by rights certificates that we may issue under a separate rights agreement with a rights agent. If applicable, we will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the rights agreements that describe the terms of the series of Rights we are offering before the issuance of the related series of Rights.

Subscription Receipts

We may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Preferred Shares, Warrants or other securities of the Company or any combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements, each to be entered into between us and an escrow agent, which will establish the terms and conditions of the Subscription Receipts. Each escrow agent will be a financial institution organized under the laws of the United States or any state thereof or Canada or any province thereof and authorized to carry on business as a trustee. A copy of the form of subscription receipt agreement will be filed as an exhibit to the registration statement of which this Prospectus is a part, or will be incorporated by reference from a Current Report on Form 8-K that we file with the SEC.

Preferred Shares

We may offer Preferred Shares. The Preferred Shares issuable in series will have the rights, privileges, restrictions and conditions assigned to the particular series upon the board of directors of the Company approving their issuance, subject to the Company’s articles of incorporation. The Series A Preferred Shares are non-redeemable, non-callable, non-voting and do not have a right to dividends. The terms of any Preferred Shares offered under this Prospectus and any related agreements will be described in the Prospectus Supplement filed in respect of the issuance of such Preferred Shares.

Debt Securities

We may offer secured or unsecured Debt Securities, which may or may not be converted into other securities, under this Prospectus. The terms of any Debt Securities and any related agreements or indentures will be described in a Prospectus Supplement to be filed in respect of such offering.

Units

We may offer Units consisting of Common Shares, Warrants, Preferred Shares, Rights, Subscription Receipts and Debt Securities in any combination. In this Prospectus, we have summarized certain general features of the Units under “Description of Units.” We urge you, however, to read any Prospectus Supplement and any free writing prospectus that we may authorize to be provided to you related to the series of Units being offered. We may evidence each series of Units by unit certificates that we may issue under a separate unit agreement with a unit agent. If applicable, we will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the unit agreements that describe the terms of the series of Units we are offering before the issuance of the related series of Units.

Risk Factors

See “Risk Factors,” as well as other information included in this prospectus, for a discussion of factors you should read and consider carefully before investing in our securities

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

RISK FACTORS

Investing in the Securities involves a high degree of risk. Prospective investors in a particular offering of Securities should carefully consider the following risks, as well as the other information contained in this Prospectus, any applicable Prospectus Supplement, and the documents incorporated by reference herein before investing in the Securities. If any of the following risks actually occurs, our business could be materially harmed. Additional risks, including those of which we are currently unaware or that we deem immaterial, may also adversely affect our business. You should also read and carefully consider the risk factors incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and the other information contained in this Prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended and the risk factors and other information contained in any applicable Prospectus Supplement, before purchasing any of our Securities.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional Common Shares or other securities convertible into or exchangeable for Common Shares at prices that may not be the same as the price per share paid by any investor in an offering in a subsequent Prospectus Supplement. We may sell shares or other securities in any other offering at a price per share that is less than the price per share or other security paid by any investor in an offering in a subsequent Prospectus Supplement, and investors purchasing shares or other securities in the future could have rights superior to you. The price per share at which we sell additional Common Shares or securities convertible or exchangeable into Common Shares, in future transactions may be higher or lower than the price per share paid by any investor in an offering under a subsequent Prospectus Supplement.

Future offerings of debt or preferred equity securities, which would rank senior to our Common Shares, may adversely affect the market price of our common shares.

If, in the future, we decide to issue debt or preferred equity securities that may rank senior to our Common Shares, it is likely that such securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our Common Shares and may result in dilution to owners of our Common Shares. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our Common Shares will bear the risk of our future offerings reducing the market price of our Common Shares and diluting the value of their stock holdings in us.

There can be no assurance as to the liquidity of the trading market for certain Securities or that a trading market for certain Securities will develop.

With the exception of Warrants previously issued under an indenture dated as of March 14, 2016, which expire on March 14, 2019, and an indenture dated September 20, 2016, which expire on September 20, 2021, which Warrants are listed on the NYSE American, there is no public market for the Warrants, Preferred Shares, Rights, Subscription Receipts or Debt Securities and, unless otherwise specified in the applicable Prospectus Supplement, the Company does not intend to apply for listing of these securities on any securities exchange. If these securities are traded after their initial issue, they may trade at a discount from their initial offering prices depending on the market for similar securities, prevailing interest rates and other factors, including general economic conditions and the Company’s financial condition. There can be no assurance as to the liquidity of the trading market for any Warrants, Preferred Shares, Rights, Subscription Receipts or Debt Securities or that a trading market for these securities will develop.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of applicable US and Canadian securities laws. Such forward-looking statements concern the Company’s anticipated results and progress of the Company’s operations in future periods, planned exploration, and, if warranted, development of its properties, plans related to its business, and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, schedules, assumptions, future events, or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements.

Forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Energy Fuels believes that the expectations reflected in these forward-looking statements are reasonable, but no assurance can be given that these expectations will prove to be correct, and such forward-looking statements included in, or incorporated by reference into, this Prospectus should not be unduly relied upon. This information speaks only as of the date of this Prospectus or as of the date of the document incorporated by reference herein.

Certain of the forward-looking statements contained herein and incorporated by reference are based on the reasonable assumptions and estimates prepared by the Company concerning the uranium and vanadium mining industry and the general expectations of the Company concerning such industry using data from publicly available governmental sources as well as from the Company’s research and industry analysis and on assumptions based on data and knowledge of this industry which the Company believes to be reasonable.

Readers are cautioned that it would be unreasonable to rely on any such forward-looking statements and information as creating any legal rights, and that the statements and information are not guarantees and may involve known and unknown risks and uncertainties, and that actual results are likely to differ (and may differ materially) and objectives and strategies may differ or change from those expressed or implied in the forward-looking statements or information as a result of various factors. Such risks and uncertainties include risks generally encountered in the exploration, development, operation, and closure of mineral properties and processing facilities. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

•	risks associated with mineral reserve and resource estimates, including the risk of errors in assumptions or methodologies;
•

risks associated with estimating mineral extraction and recovery, forecasting future price levels necessary to support mineral extraction and recovery, and the Company’s ability to increase mineral extraction and recovery in response to any increases in commodity prices or other market conditions;

•	uncertainties and liabilities inherent to conventional mineral extraction and recovery and/or in-situ uranium recovery operations;
•	geological, technical and processing problems, including unanticipated metallurgical difficulties, less than expected recoveries, ground control problems, process upsets, and equipment malfunctions;
•	risks associated with the depletion of existing mineral resources through mining or extraction, without replacement with comparable resources;
•	risks associated with identifying and obtaining adequate quantities of alternate feed materials and other feed sources required for operation of the White Mesa Mill in Utah;
•	risks associated with labor costs, labor disturbances, and unavailability of skilled labor;
•	risks associated with the availability and/or fluctuations in the costs of raw materials and consumables used in the Company’s production processes;
•

risks associated with environmental compliance and permitting, including those created by changes in environmental legislation and regulation, and delays in obtaining permits and licenses that could impact expected mineral extraction and recovery levels and costs;

•	actions taken by regulatory authorities with respect to mineral extraction and recovery activities;
•	risks associated with the Company’s dependence on third parties in the provision of transportation and other critical services;
•	risks associated with the ability of the Company to extend or renew land tenure, including mineral leases and surface use agreements, on favorable terms or at all;
•	risks associated with the ability of the Company to negotiate access rights on certain properties on favorable terms or at all;
•	the adequacy of the Company’s insurance coverage;
•	uncertainty as to reclamation and decommissioning liabilities;
•	the ability of the Company’s bonding companies to require increases in the collateral required to secure reclamation obligations;
•	the potential for, and outcome of, litigation and other legal proceedings, including potential injunctions pending the outcome of such litigation and proceedings;
•	the ability of the Company to meet its obligations to its creditors;
•	risks associated with paying off indebtedness at its maturity;
•	risks associated with the Company’s relationships with its business and joint venture partners;
•	failure to obtain industry partner, government, and other third party consents and approvals, when required;
•	competition for, among other things, capital, mineral properties, and skilled personnel;
•	failure to complete proposed acquisitions and incorrect assessments of the value of completed acquisitions;
•	risks posed by fluctuations in share price levels, exchange rates and interest rates, and general economic conditions;
•	risks inherent in the Company’s and industry analysts’ forecasts or predictions of future uranium, vanadium and copper price levels;
•	fluctuations in the market prices of uranium, vanadium and copper, which are cyclical and subject to substantial price fluctuations;
•

risks associated with the Company’s existing long-term sales contracts expiring following the Company’s 2018 deliveries, and all uranium sales after 2018 being required to be made at spot prices, unless the Company is able to enter into new long-term contracts at satisfactory prices in the future;

•	failure to obtain suitable uranium sales terms at satisfactory prices in the future, including spot and term sale contracts;
•	risks associated with asset impairment as a result of market conditions;
•	risks associated with lack of access to markets and the ability to access capital;
•	the market price of Energy Fuels’ securities;
•	public resistance to nuclear energy or uranium extraction and recovery;
•

risks associated with inaccurate or nonobjective media coverage of the Company’s activities and the impact such coverage may have on the public, the market for the Company’s securities, government relations, permitting activities and legal challenges, as well as the costs to the Company of responding to such coverage;

•	uranium industry competition, international trade restrictions and the impacts on world commodity prices of foreign state subsidized production;
•

risks associated with the Company’s involvement in industry petitions for trade remedies, including the costs of pursuing such remedies and the potential for negative responses or repercussions from various interest groups, consumers of uranium and participants in other phases of the nuclear fuel cycle;

•	risks related to potentially higher than expected costs related to any of the Company’s projects or facilities;
•

risks associated with the Company’s ability to recover vanadium from pond solutions at the White Mesa Mill, with potentially higher than expected costs for any such recoveries, and with the Company’s ability to sell any recovered vanadium at satisfactory price levels;

•	risks related to the Company’s ability to recover copper from our uranium project ores located south of Grand Canyon National Park in Arizona;
•	risks related to securities regulations;
•	risks related to stock price and volume volatility;
•	risks related to our ability to maintain our listing on the NYSE American and TSX;
•	risks related to our ability to maintain our inclusion in various stock indices;
•	risks related to dilution of currently outstanding shares, from additional share issuances, depletion of assets or otherwise;
•	risks related to our lack of dividends;
•	risks related to recent market events;
•	risks related to our issuance of additional common shares under our At-the-Market (“ATM”) program or otherwise to provide adequate liquidity in depressed commodity market circumstances;
•	risks related to acquisition and integration issues;
•	risks related to defects in title to our mineral properties;
•	risks related to our outstanding debt; and
•	risks related to our securities.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further in the documents incorporated by reference into this Prospectus. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated, or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Except as required by law, we disclaim any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Statements relating to “Mineral Reserves” or “Mineral Resources” are deemed to be forward-looking statements, as they involve the implied assessment, based on certain estimates and assumptions that the Mineral Reserves and Mineral Resources described may be profitably extracted in the future.

We qualify all the forward-looking statements contained in this Prospectus by the foregoing cautionary statements.

CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING DISCLOSURE OF MINERAL RESOURCES

The Company is a U.S. Domestic Issuer for United States Securities and Exchange Commission ("SEC") purposes, most of its shareholders are U.S. residents, the Company is required to report its financial results under U.S. Generally Accepted Accounting Principles ("GAAP"), and its primary trading market is the NYSE American. However, because the Company is incorporated in Canada and also listed on the TSX, this Prospectus contains or incorporates by reference certain disclosure that satisfies the additional requirements of Canadian securities laws, which differ from the requirements of United States’ securities laws. Unless otherwise indicated, all reserve and resource estimates included in this Prospectus and in the documents incorporated by reference herein, have been prepared in accordance with Canadian National Instrument 43-101 - Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”) classification system. NI 43-101 is a rule developed by the Canadian Securities Administrators (the “CSA”) which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.

Canadian standards, including NI 43-101, differ significantly from the requirements of the SEC, and reserve and resource information contained herein, or incorporated by reference in this Prospectus, and in the documents incorporated by reference herein, may not be comparable to similar information disclosed by companies reporting under only United States standards. In particular, and without limiting the generality of the foregoing, the term “resource” does not equate to the term “reserve” under SEC Industry Guide 7. Under United States standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves; the three-year historical average price, to the extent possible, is used in any reserve or cash flow analysis to designate reserves; and the primary environmental analysis or report must be filed with the appropriate governmental authority.

The SEC’s disclosure standards under Industry Guide 7 normally do not permit the inclusion of information concerning “Measured Mineral Resources”, “Indicated Mineral Resources” or “Inferred Mineral Resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute “reserves” by United States standards in documents filed with the SEC. United States investors should also understand that “Inferred Mineral Resources” have a great amount of uncertainty as to their existence and as to their economic and legal feasibility. It cannot be assumed that all or any part of an “Inferred Mineral Resource” will ever be upgraded to a higher category. Under Canadian rules, estimated “Inferred Mineral Resources” may not form the basis of feasibility or pre-feasibility studies. United States investors are cautioned not to assume that all or any part of Measured or Indicated Mineral Resources will ever be converted into mineral reserves. Investors are cautioned not to assume that all or any part of an “Inferred Mineral Resource” exists or is economically or legally mineable.

Disclosure of “contained pounds” or “contained ounces” in a resource estimate is permitted and typical disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of “reserves” are also not the same as those of the SEC, and reserves reported by the Company in compliance with NI 43-101 may not qualify as “reserves” under SEC Industry Guide 7 standards. Accordingly, information concerning mineral deposits set forth herein may not be comparable to information made public by companies that report in accordance with United States standards. All reserves that were reported in the Company’s Form 10-K for the year ended December 31, 2017 were estimated in accordance with the definitions set forth in NI 43-101. The Company does not have any reserves which conform to SEC Industry Guide 7 for reporting in the U.S.

DOCUMENTS INCORPORATED BY REFERENCE

We incorporate by reference the documents listed below and future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”) (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02, Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K, which are deemed to be furnished and not filed and therefore not incorporated by reference herein, unless specifically stated otherwise in such filings, after the date of the initial filing of this registration statement on Form S-3 to which this Prospectus relates until the termination of the offering under this Prospectus). Any statement contained in a document incorporated by reference in this Prospectus shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, any related free writing prospectus or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

a.	our Annual Report on Form 10-K, for the year ended December 31, 2017, as filed with the SEC on March 12, 2018;

b.	our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2018, that we filed with the SEC on May 4, 2018;

c.	our Quarterly Report on Form 10-Q for our fiscal quarter ended June 30, 2018, that we filed with the SEC on August 6, 2018;

d.	our Quarterly Report on Form 10-Q for our fiscal quarter ended September 30, 2018;

e.	our proxy statement on Schedule 14A, dated April 11, 2018, in connection with our May 30, 2018 annual meeting of shareholders;

f.

our Current Reports on Form 8-K filed with the SEC on January 17, 2018, January 26, 2018, February 16, 2018, March 14, 2018, April 3, 2018, May 3, 2018, June 1, 2018, June 28, 2018, July 18, 2018, August 16, 2018 and October 31, 2018; and

g.	the description of our Common Shares contained in our registration statement on Form 40-F filed on November 15, 2013, as amended by the Company’s Form 8-A12B dated August 7, 2018.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information, at no cost to the requester, upon written or oral request at the following address or telephone number: Energy Fuels Inc., 225 Union Blvd., Suite 600, Lakewood, CO 80228; telephone number (303) 947-2140.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

The following table sets forth our consolidated ratio of earnings to combined fixed charges and preference dividends for the periods indicated.

	Fiscal Year Ended December 31,
	2013	2014	2015	2016	2017
Ratio of Earnings to Combined Fixed Charges and Preference Dividends(1)	(23.9)	(50.3)	(39.5)	(16.6)	(12.4)

(1)

The ratio of earnings to combined fixed charges and preference dividends represents the number of times that fixed charges and preference dividends are covered by earnings. Earnings consist of income or loss from continuing operations before income taxes and fixed charges, excluding preference dividends. Fixed charges consist of interest expensed and capitalized under capital leases, estimated interest expense within rental expense, and preference dividends. In the years ended December 31, 2013, 2014, 2015, 2016 and 2017, earnings were insufficient to cover fixed charges by $35.1 million, $84.9 million, $80.5 million, 38.0 million and $26.1 million, respectively.

As of the date of this prospectus, we have no Preferred Shares outstanding. Consequently, our ratio of earnings to combined fixed charges and Preferred Share dividends and ratio of earnings to fixed charges would be identical.

USE OF PROCEEDS

Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds from the sale of Securities will be used by us for acquisitions, the exploration, development, mining, milling and processing, as warranted, of or relating to existing or acquired mineral properties and milling and processing facilities, working capital requirements or for other general corporate purposes. More detailed information regarding the use of proceeds from the sale of Securities will be described in the applicable Prospectus Supplement. We may, from time to time, issue Common Shares or other securities otherwise than through the offering of Securities pursuant to this Prospectus.

DESCRIPTION OF COMMON SHARES

We are authorized to issue an unlimited number of Common Shares, without par value, of which 91,036,766 are issued and outstanding as at the date of this Prospectus. As of the date of this Prospectus, there are (a) options outstanding to purchase up to 1,772,531 Common Shares at exercise prices ranging from $1.70 to $15.61 and (b) restricted stock units redeemable for 1,614,483 Common Shares and (c) 6,573,105 warrants outstanding to purchase Common Shares at exercise prices ranging from $2.45 to $3.20. Options and warrants which were granted and are reported in Canadian dollars were translated into US dollars at the November 1, 2018 foreign exchange rate of Cdn$1 = $0.7641 US dollar.

In addition, on July 24, 2012, the Company issued Cdn$22,000,000 aggregate principal amount of convertible debentures (the “Debentures”), which were amended on August 4, 2016. The Debentures will mature on December 31, 2020 and may be converted into Common Shares of the Company at the option of the holder at a conversion price, subject to certain adjustments, of Cdn$4.15 per share at any time prior to redemption or maturity. As of November 1, 2018, up to 5,028,916 Common Shares are issuable upon conversion of the Debentures. At maturity, the Debentures may be retired either through the payment of cash or, at the option of the Company, the issuance of Common Shares. If retired through the issuance of Common Shares, the number of Common Shares will be obtained by dividing the principal amount of the Debentures by 95% of the volume weighted average trading price of the Common Shares on the TSX over the 20 consecutive trading days ending five days prior to maturity.

Holders of Common Shares are entitled to one vote per Common Share at all meetings of shareholders. The holders of Common Shares are also entitled to receive dividends as and when declared by our Board of Directors and to receive a pro rata share of the assets of the Company available for distribution to the holders of Common Shares in the event of the liquidation, dissolution or winding-up of the Company. There are no preemptive, conversion or redemption rights attached to the Common Shares.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable Prospectus Supplements and free writing prospectuses, summarizes the material terms and provisions of the Warrants that we may offer under this Prospectus, which will consist of Warrants to purchase Common Shares or Preferred Shares and may be issued in one or more series. Warrants may be offered independently or together with Common Shares or Preferred Shares, Rights or any combination thereof, and may be attached to or separate from those Securities. While the terms we have summarized below will apply generally to any Warrants that we may offer under this Prospectus, we will describe the particular terms of any series of Warrants that we may offer in more detail in the applicable Prospectus Supplement and any applicable free writing prospectus. The terms of any Warrants offered under a Prospectus Supplement may differ from the terms described below.

General

Warrants may be issued under and governed by the terms of one or more warrant indentures (each of which we refer to as a “Warrant Indenture”) between us and a warrant trustee (which we refer to as the “Warrant Trustee”) that we will name in the relevant Prospectus Supplement, if applicable. Each Warrant Trustee will be a financial institution organized under the laws of Canada, the United States, or any province or state thereof, and authorized to carry on business as a trustee.

This summary of some of the provisions of the Warrants is not complete. The statements made in this Prospectus relating to any Warrant Indenture and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Warrant Indenture, if any, and the Warrant certificate. Prospective investors should refer to the Warrant Indenture, if any, and the Warrant certificate relating to the specific Warrants being offered for the complete terms of the Warrants. If applicable, we will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, any Warrant Indenture describing the terms and conditions of Warrants we are offering before the issuance of such Warrants.

The applicable Prospectus Supplement relating to any Warrants offered by us will describe the particular terms of those Warrants and include specific terms relating to the offering. This description will include, where applicable:

  the designation and aggregate number of Warrants;
  the price at which the Warrants will be offered;
  the currency or currencies in which the Warrants will be offered;
  the date on which the right to exercise the Warrants will commence and the date on which the right will expire;
  the number of Common Shares or Preferred Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares or Preferred Shares may be purchased upon exercise of each Warrant;
  the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;
  the date or dates, if any, on or after which the Warrants and the other Securities with which the Warrants will be offered will be transferable separately;
  whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;
  whether we will issue the Warrants as global securities and, if so, the identity of the depositary of the global securities;
  whether the Warrants will be listed on any exchange;
  material United States and Canadian federal income tax consequences of acquiring, owning, exercising and disposing of the Warrants; and
  any other material terms or conditions of the Warrants.

Rights of Holders Prior to Exercise

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Common Shares or Preferred Shares issuable upon exercise of the Warrants.

Exercise of Warrants

Each Warrant will entitle the holder to purchase the Common Shares or Preferred Shares that we specify in the applicable Prospectus Supplement at the exercise price that we describe therein. Unless we otherwise specify in the applicable Prospectus Supplement, holders of the Warrants may exercise the Warrants at any time up to the specified time on the expiration date that we set forth in the applicable Prospectus Supplement. After the close of business on the expiration date, unexercised Warrants will become void.

Holders of the Warrants may exercise the Warrants by delivering the Warrant certificate representing the Warrants to be exercised together with specified information, and paying the required amount to the Warrant Trustee, if any, or to us, as applicable, in immediately available funds, as provided in the applicable Prospectus Supplement. We will set forth on the Warrant certificate and in the applicable Prospectus Supplement the information that the holder of the Warrant will be required to deliver to the Warrant Trustee, if any, or to us, as applicable.

Upon receipt of the required payment and the Warrant certificate properly completed and duly executed at the corporate trust office of the Warrant Trustee, if any, to us at our principal offices, as applicable, or any other office indicated in the applicable Prospectus Supplement, we will issue and deliver the Common Shares or Preferred Shares purchasable upon such exercise. If fewer than all of the Warrants represented by the Warrant certificate are exercised, then we will issue a new Warrant certificate for the remaining amount of Warrants. If we so indicate in the applicable Prospectus Supplement, holders of the Warrants may surrender securities as all or part of the exercise price for Warrants.

Anti-Dilution

The Warrant Indenture, if any, and the Warrant certificate will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares or Preferred Shares or any other reorganization, amalgamation, merger or sale of all or substantially all of our assets, the Warrants will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the Common Shares or Preferred Shares to which such holder would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of Common Shares or Preferred Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares or Preferred Shares to be issued to holders of Warrants, as applicable.

Global Securities

We may issue Warrants in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Warrant Indenture, if any, will provide for modifications and alterations to the Warrants issued thereunder by way of a resolution of holders of Warrants at a meeting of such holders or a consent in writing from such holders. The number of holders of Warrants required to pass such a resolution or execute such a written consent will be specified in the Warrant Indenture, if any.

We may amend any Warrant Indenture and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants.

DESCRIPTION OF RIGHTS

The following description, together with the additional information we may include in any applicable Prospectus Supplements and free writing prospectuses, summarizes the material terms and provisions of the Rights that we may offer under this Prospectus. Rights may be offered independently or together with Common Shares, Warrants, Preferred Shares or other security, or a combination thereof, and may be attached to or separate from those Securities. While the terms we have summarized below will apply generally to any Rights that we may offer under this Prospectus, we will describe the particular terms of any series of Rights in more detail in the applicable Prospectus Supplement. The terms of any Rights offered under a Prospectus Supplement may differ from the terms described below.

General

Rights may be issued independently or together with any other security and may or may not be transferable. As part of any rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue Rights, each series of Rights will be issued under a separate rights agreement to be entered into between us and a bank, trust company or transfer agent, as rights agent, that will be named in the applicable Prospectus Supplement. Further terms of the Rights will be stated in the applicable Prospectus Supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of Rights certificates or beneficial owners of Rights. The rights agreements and rights certificates will be filed with the SEC as an exhibit to the registration statement of which this Prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement.

The Prospectus Supplement relating to any Rights we offer will describe the specific terms of the offering and the Rights, including the record date for shareholders entitled to the Rights distribution, the number of Rights issued and the number of Common Shares or other securities that may be purchased upon exercise of the Rights, the exercise price of the Rights, the date on which the Rights will become effective and the date on which the Rights will expire, and any applicable U.S. and Canadian federal income tax considerations.

In general, a Right entitles the holder to purchase for cash a specific number of Common Shares or other securities at a specified exercise price. The Rights are normally issued to shareholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we decide to issue Rights, we will accompany this Prospectus with a Prospectus Supplement that will describe, among other things:

•	the record date for shareholders entitled to receive the Rights;

•	the number of Common Shares or other securities that may be purchased upon exercise of each Right;

•	the exercise price of the Rights;

•	the terms for changes to or adjustments in the exercise price, if any;

•	whether the Rights are transferable;

•	the period during which the Rights may be exercised and when they will expire;

•	the steps required to exercise the Rights;

•	whether the Rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments;

•

whether we intend to sell Common Shares or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement;

•	our ability to withdraw or terminate the rights offering;

•	material United States and Canadian federal income tax consequences of acquiring, owning, exercising and disposing of Rights; and

•	other material terms, including terms relating to transferability, exchange, exercise or amendment of the Rights.

If fewer than all of the Rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable Prospectus Supplement. After the close of business on the expiration date, all unexercised Rights will become void.

Prior to the exercise of a holder’s Rights, the holder will not have any of the rights of holders of the securities issuable upon the exercise of the Rights and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

We may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants, Preferred Shares or any combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between us and an escrow agent (the “Escrow Agent”), which will establish the terms and conditions of the Subscription Receipts. Each Escrow Agent will be a financial institution organized under the laws of the United States or a state thereof or Canada or a province thereof and authorized to carry on business as a trustee. We will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, any Subscription Receipt Agreement describing the terms and conditions of Subscription Receipts we are offering before the issuance of such Subscription Receipts.

The following description sets forth certain general terms and provisions of Subscription Receipts and is not intended to be complete. The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement and the Prospectus Supplement describing such Subscription Receipt Agreement.

The Prospectus Supplement relating to any Subscription Receipts we offer will describe the Subscription Receipts and include specific terms relating to their offering. All such terms will comply with the requirements of the TSX and NYSE American relating to Subscription Receipts. If underwriters or agents are used in the sale of Subscription Receipts, one or more of such underwriters or agents may also be parties to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriters or agents.

General

The Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts we offer will describe the specific terms of the Subscription Receipts and may include, but are not limited to, any of the following:

  the designation and aggregate number of Subscription Receipts offered;

  the price at which the Subscription Receipts will be offered;

  the currency or currencies in which the Subscription Receipts will be offered;

  the designation, number and terms of the Common Shares, Warrants, Preferred Shares or combination thereof to be received by holders of Subscription Receipts upon satisfaction of the release conditions, and the procedures that will result in the adjustment of those numbers;

  the conditions (the “Release Conditions”) that must be met in order for holders of Subscription Receipts to receive for no additional consideration Common Shares, Warrants, Preferred Shares or a combination thereof;

  the procedures for the issuance and delivery of Common Shares, Warrants, Preferred Shares or a combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;

  whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Shares, Warrants, Preferred Shares or a combination thereof upon satisfaction of the Release Conditions (e.g., an amount equal to dividends declared on Common Shares or Preferred Shares by us to holders of record during the period from the date of issuance of the Subscription Receipts to the date of issuance of any Common Shares or Preferred Shares pursuant to the terms of the Subscription Receipt Agreement);

  the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

  the terms and conditions pursuant to which the Escrow Agent will hold Common Shares or Warrants or Preferred Shares or a combination thereof pending satisfaction of the Release Conditions;

  the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to us upon satisfaction of the Release Conditions;

  if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the Subscription Receipts;

  procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

  any entitlement of the Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;

  whether we will issue the Subscription Receipts as global securities and, if so, the identity of the depositary for the global securities;

  whether we will issue the Subscription Receipts as bearer securities, registered securities or both;

  provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the Subscription Receipts;

  the identity of the Escrow Agent;

  whether the Subscription Receipts will be listed on any exchange;

  material United States and Canadian federal tax consequences of acquiring, owning, receiving securities in exchange and disposing of the Subscription Receipts; and

  any other terms of the Subscription Receipts.

In addition, the Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts we offer will describe all contractual rights of rescission that will be granted to initial purchasers of Subscription Receipts in the event this Prospectus, the Prospectus Supplement under which the Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation, as discussed further under the sub-paragraph entitled “Rescission” below.

The holders of Subscription Receipts will not be shareholders of the Company. Holders of Subscription Receipts are entitled only to receive Common Shares, Warrants, Preferred Shares or a combination thereof on exchange of their Subscription Receipts, plus any cash payments provided for under the Subscription Receipt Agreement, if the Release Conditions are satisfied. If the Release Conditions are not satisfied, the holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

Escrow

The Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to us (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts plus their pro rata entitlement to interest earned or income generated on such amount, in accordance with the terms of the Subscription Receipt Agreement. Common Shares or Warrants or Preferred Shares may be held in escrow by the Escrow Agent, and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Anti-Dilution

The Subscription Receipt Agreement will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares or Warrants or Preferred Shares, as applicable, or any other reorganization, amalgamation, merger or sale of all or substantially all of our assets, the Subscription Receipts will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the Common Shares or Warrants or Preferred Shares to which the holder of a Common Share or Warrant or Preferred Share would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of Common Shares or Preferred Shares, as applicable, of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares or Preferred Shares, as applicable, to be issued to holders of Subscription Receipts whose Subscription Receipts entitle the holders thereof to receive Common Shares or Preferred Shares, as applicable. Alternatively, such securities, evidences of indebtedness or assets may, at our option, be issued to the Escrow Agent and delivered to holders of Subscription Receipts on exercise thereof. The Subscription Receipt Agreement will also provide that if other actions of the Company affect the Common Shares or Warrants or Preferred Shares, as applicable, which, in the reasonable opinion of our directors, would materially affect the rights of the holders of Subscription Receipts and/or the rights attached to the Subscription Receipts, the number of Common Shares or Warrants or Preferred Shares, as applicable, which are to be received pursuant to the Subscription Receipts shall be adjusted in such manner, if any, and at such time as our directors may in their discretion reasonably determine to be equitable to the holders of Subscription Receipts in such circumstances.

Rescission

The Subscription Receipt Agreement will also provide that any misrepresentation in this Prospectus, the Prospectus Supplement under which the Subscription Receipts are offered, or any amendment thereto, will entitle each initial purchaser of Subscription Receipts to a contractual right of rescission following the issuance of the Common Shares or Warrants or Preferred Shares, as applicable, to such purchaser entitling such purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Common Shares or Warrants or Preferred Shares, as applicable, provided that such remedy for rescission is exercised in the time stipulated in the Subscription Receipt Agreement. This right of rescission does not extend to holders of Subscription Receipts who acquire such Subscription Receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Subscription Receipts in the United States.

Global Securities

We may issue Subscription Receipts in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement also will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Subscription Receipt Agreement will provide for modifications and alterations to the Subscription Receipts issued thereunder by way of a resolution of holders of Subscription Receipts at a meeting of such holders or a consent in writing from such holders. The number of holders of Subscriptions Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

DESCRIPTION OF PREFERRED SHARES

The Preferred Shares issuable in series will have the rights, privileges, restrictions and conditions assigned to the particular series upon the board of directors of the Company approving their issuance, subject to the Company’s articles of continuance. The Series A Preferred Shares are non-redeemable, non-callable, non-voting and do not have a right to dividends. The terms of any Preferred Shares offered under this Prospectus and any related agreements will be described in the Prospectus Supplement filed in respect of the issuance of such Preferred Shares.

DESCRIPTION OF DEBT SECURITIES

From time to time, Debt Securities may be offered and sold under this Prospectus. The terms of any Debt Securities and any related agreements or indentures will be described in a Prospectus Supplement to be filed in respect of such offering.

We will provide particular terms and provisions of a series of Debt Securities, and a description of how the general terms and provisions described below may apply to that series, in a Prospectus Supplement. The following summary may not contain all of the information that is important to the investor. For a more complete description, prospective investors should refer to the applicable Prospectus Supplement and to the applicable indenture (the “Indenture”), a copy of which will be distributed in connection with any distribution of Debt Securities under this Prospectus and filed by us with the securities regulatory authorities in Canada and the United States after we have entered into it. The Indenture will be subject to and governed by the U.S. Trust Indenture Act of 1939, as amended.

The Indenture may not limit the aggregate principal amount of Debt Securities which may be issued under it, and we may issue Debt Securities in one or more series. Securities may be denominated and payable in any currency. We may offer no more than $150,000,000 (or the equivalent in other currencies) aggregate principal amount of Debt Securities pursuant to this Prospectus. Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture will permit us, without the consent of the holders of any Debt Securities, to issue additional Debt Securities under the Indenture with the same terms and with the same CUSIP numbers as the Debt Securities offered in that series, provided that such additional Debt Securities must be part of the same issue as the Debt Securities offered in that series for U.S. federal income tax purposes. We may also from time to time repurchase Debt Securities in open market purchases or negotiated transactions without prior notice to holders.

The applicable Prospectus Supplement will set forth the following terms relating to the Debt Securities offered by such Prospectus Supplement:

  the title of the Debt Securities;

  the total principal amount of the Debt Securities;
  whether the Debt Securities will be issued in individual certificates to each holder or in the form of temporary or permanent global Debt Securities held by a depositary on behalf of holders;
  the date or dates on which the principal of and any premium on the Debt Securities will be payable;
  any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments and whether and under what circumstances any additional amounts with respect to the Debt Securities will be payable;
  the place or places where payments on the Debt Securities will be payable;
  any provisions for optional redemption, early repayment, retraction, purchase for cancellation or surrender;
  any sinking fund or other provisions that would require the redemption, purchase or repayment of Debt Securities;
  whether payments on the Debt Securities will be payable in a foreign currency or currency units or another form;
  the portion of the principal amount of Debt Securities that will be payable if the maturity is accelerated, other than the entire principal amount;
  events of default by the Company and covenants of the Company;
  any restrictions or other provisions relating to the transfer or exchange of Debt Securities;
  any provisions permitting or restricting the issuance of additional securities, the incurring of additional indebtedness and other material negative covenants including restrictions against payment of dividends and restrictions against giving security on our assets or the assets of our subsidiaries;
  the rank and terms of subordination of any series of subordinate debt;
  whether or not the Debt Securities will be secured or unsecured, and the terms of any secured debt including a general description of the collateral and of the material terms of any related security, pledge or other agreements;
  any terms for the conversion or exchange of the Debt Securities for other securities of the Company or any other entity, or for the redemption on maturity through the issuance of Common Shares or any other securities of the Company; and
  any other terms of the Debt Securities not prohibited by the Indenture.

Unless otherwise indicated in the applicable Prospectus Supplement we will issue Debt Securities in registered form without coupons, and in denominations of $1,000 and multiples of $1,000. Debt Securities may be presented for exchange, and registered Debt Securities may be presented for registration of transfer in the manner set forth in the Indenture and in the applicable Prospectus Supplement, without service charges. We may, however, require payment sufficient to cover any taxes or other governmental charges due in connection with the exchange or transfer. We will appoint a trustee as security registrar.

Unless otherwise indicated in the applicable Prospectus Supplement, the holders of the Debt Securities will not be afforded protection under the Indenture in the event of a highly leveraged transaction or a change in control of the Company, except in certain specified circumstances.

We may issue Debt Securities under the Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance and, in such circumstances, we will offer and sell those Securities at a discount below their stated principal amount or provide conversion, retraction or other rights. We will describe in the applicable Prospectus Supplement any material Canadian and U.S. federal income tax consequences and other special considerations.

Neither we nor any of our subsidiaries will be subject to any financial covenants under the Indenture. In addition, neither we nor any of our subsidiaries will be restricted under the Indenture from paying dividends, incurring debt, or issuing or repurchasing its securities.

As further described in any Prospectus Supplement, any Debt Securities issued by us may be secured or unsecured obligations of the Company and may be senior or subordinate debt. As of the date of this Prospectus, we and our subsidiaries had no outstanding indebtedness, other than intercompany indebtedness, trade payables, debentures in the aggregate principal amount of Cdn$20,870,000.

We may issue Debt Securities and incur additional indebtedness otherwise than through the offering of any Debt Securities pursuant to this Prospectus.

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable Prospectus Supplement, our Debt Securities will be unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding and equally with other securities issued under the Indenture. The Debt Securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries.

Our board of directors may establish the extent and manner, if any, to which payment on or in respect of a series of Debt Securities will be senior or will be subordinated to the prior payment of our other liabilities and obligations and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Debt Securities in Global Form

The Depositary and Book-Entry

Unless otherwise specified in the applicable Prospectus Supplement, a series of the Debt Securities may be issued in whole or in part in global form as a “global security” and will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement relating to that series. Unless and until exchanged, in whole or in part, for the Debt Securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to any portion of a particular series of the Debt Securities to be represented by a global security will be described in the applicable Prospectus Supplement relating to such series. We anticipate that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by the global security to the accounts of such persons, designated as “participants”, having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the Debt Securities or by us if such Debt Securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

So long as the depositary for a global security or its nominee is the registered owner of the global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by the global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the Debt Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

Any payments of principal, premium, if any, and interest, if any, on global securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such Debt Securities. None of us, the trustee or any paying agent for the Debt Securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.

Discontinuance of Depositary’s Services

If a depositary for a global security representing a particular series of the Debt Securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue such series of the Debt Securities in definitive form in exchange for a global security representing such series of the Debt Securities. If an event of default under the Indenture has occurred and is continuing, Debt Securities in definitive form will be printed and delivered upon written request by the holder to the trustee. In addition, we may at any time and in our sole discretion determine not to have a series of the Debt Securities represented by a global security and, in such event, will issue a series of the Debt Securities in definitive form in exchange for all of the global securities representing that series of Debt Securities.

Debt Securities in Definitive Form

A series of the Debt Securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Registered securities will be issuable in denominations of US$1,000 and integral multiples of US$1,000 and unregistered securities will be issuable in denominations of US$5,000 and integral multiples of US$5,000 or, in each case, in such other denominations as may be set out in the terms of the Debt Securities of any particular series. Unless otherwise indicated in the applicable Prospectus Supplement, unregistered securities will have interest coupons attached.

Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal, premium, if any, and interest, if any, on the Debt Securities (other than global securities) will be made at the office or agency of the trustee, or at our option we can pay principal, interest, if any, and premium, if any, by check mailed or delivered to the address of the person entitled at the address appearing in the security register of the trustee or electronic funds wire or other transmission to an account of the person entitled to receive payments. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest, if any, will be made to the persons in whose name the Debt Securities are registered at the close of business on the day or days specified by us.

At the option of the holder of Debt Securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor. If, but only if, provided in an applicable Prospectus Supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Unless otherwise specified in an applicable Prospectus Supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable Prospectus Supplement may indicate the places to register a transfer of the Debt Securities in definitive form. Except for certain restrictions set forth in the Indenture, no service charge will be payable by the holder for any registration of transfer or exchange of the Debt Securities in definitive form, but we may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

We shall not be required to:

  issue, register the transfer of or exchange any series of the Debt Securities in definitive form during a period beginning at the opening of business 15 days before any selection of securities of that series of the Debt Securities to be redeemed and ending on the relevant redemption date if the Debt Securities for which such issuance, registration or exchange is requested may be among those selected for redemption;
  register the transfer of or exchange any registered security in definitive form, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;
  exchange any unregistered security called for redemption except to the extent that such unregistered security may be exchanged for a registered security of that series and like tenor; provided that such registered security will be simultaneously surrendered for redemption with written instructions for payment consistent with the provisions of the Indenture; or
  issue, register the transfer of or exchange any of the Debt Securities in definitive form which have been surrendered for repayment at the option of the holder, except the portion, if any, thereof not to be so repaid

Merger, Conversion or Consolidation

The Indenture will provide that we may not consolidate or merge with or into any other person, enter into any statutory arrangement with any person or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless among other items:

  we are the surviving person, or the resulting, surviving or transferee person, if other than us, is organized and existing under the laws of the United States, any state thereof or the District of Columbia, Canada, or any province or territory thereof, or, if the amalgamation, merger, consolidation, statutory arrangement or other transaction would not impair the rights of holders, any other country;
  the successor person (if not us) assumes all of our obligations under the Debt Securities and the Indenture; and
  we or such successor person will not be in default under the Indenture immediately after the transaction.

When such a person assumes our obligations in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the Debt Securities and the Indenture.

Provision of Financial Information

We will file with the trustee, within 20 days after we file or furnish them with the SEC, copies of our annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we are required to file or furnish with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

Events of Default

Unless otherwise specified in the applicable Prospectus Supplement relating to a particular series of Debt Securities, the following is a summary of events which will, with respect to any series of the Debt Securities, constitute an event of default under the Indenture with respect to the Debt Securities of that series:

  we fail to pay principal of, or any premium on, any debt security of that series when it is due and payable;
  we fail to pay interest or any additional amounts payable on any debt security of that series when it becomes due and payable, and such default continues for 30 days;
  we fail to make any required sinking fund or analogous payment for that series of Debt Securities;
  we fail to observe or perform any of the covenants described in the section “Merger, Conversion or Consolidation” for a period of 30 days;
  we fail to comply with any of our other agreements in the Indenture that affect or are applicable to the Debt Securities for 60 days after written notice by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of any series affected thereby;

  a default (as defined in any Indenture or instrument under which we or one of our subsidiaries has at the time of the Indenture relating to this Prospectus or will thereafter have outstanding any indebtedness) has occurred and is continuing, or we or any of our subsidiaries has failed to pay principal amounts with respect to such indebtedness at maturity and such event of default or failure to pay has resulted in such indebtedness under such Indentures or instruments being declared due, payable or otherwise being accelerated, in either event so that an amount in excess of the greater of US$5,000,000 and 2% of our shareholders’ equity will be or become due, payable and accelerated upon such declaration or prior to the date on which the same would otherwise have become due, payable and accelerated (the “Accelerated Indebtedness”) and such acceleration will not be rescinded or annulled, or such event of default or failure to pay under such Indenture or instrument will not be remedied or cured, whether by payment or otherwise, or waived by the holders of such Accelerated Indebtedness, then (i) if the Accelerated Indebtedness will be as a result of an event of default which is not related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such Indenture or instrument, it will not be considered an event of default for the purposes of the Indenture governing the Debt Securities relating to this Prospectus until 30 days after such indebtedness has been accelerated, or (ii) if the Accelerated Indebtedness will occur as a result of such failure to pay principal or interest or as a result of an event of default which is related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such Indenture or instrument, then (A) if such Accelerated Indebtedness is, by its terms, non-recourse to us or our subsidiaries, it will be considered an event of default for purposes of the Indenture governing the Debt Securities relating to this Prospectus; or (B) if such Accelerated Indebtedness is recourse to us or our subsidiaries, any requirement in connection with such failure to pay or event of default for the giving of notice or the lapse of time or the happening of any further condition, event or act under such Indenture or instrument in connection with such failure to pay or event of default will be applicable together with an additional seven days before being considered an event of default for the purposes of the Indenture relating to this Prospectus;
  certain events involving our bankruptcy, insolvency or reorganization; and
  any other event of default provided for in that series of Debt Securities

A default under one series of Debt Securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the Debt Securities of any default, except in the payment of principal or premium, if any, or interest, if any, if in good faith it considers it in the interests of the holders to do so.

If an event of default for any series of Debt Securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of that series, subject to any subordination provisions, may require us to repay immediately:

  the entire principal and interest and premium, if any, of the Debt Securities of the series; or

  if the Debt Securities are discounted securities, that portion of the principal as is described in the applicable Prospectus Supplement.

If an event of default relates to events involving our bankruptcy, insolvency or reorganization, the principal of all Debt Securities will become immediately due and payable without any action by the trustee or any holder. Subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of the affected series can rescind this accelerated payment requirement. If Debt Securities are discounted securities, the applicable Prospectus Supplement will contain provisions relating to the acceleration of maturity of a portion of the principal amount of the discounted securities upon the occurrence or continuance of an event of default.

Other than its duties in case of a default, the trustee is not obligated to exercise any of the rights or powers that it will have under the Indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in aggregate principal amount of any series of Debt Securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of Debt Securities.

We will be required to furnish to the trustee a statement annually as to our compliance with all conditions and covenants under the Indenture and, if we are not in compliance, we must specify any defaults. We will also be required to notify the trustee as soon as practicable upon becoming aware of any event of default.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default with respect to the Debt Securities of the affected series;
•

the holders of at least 25% in principal amount of the outstanding Debt Securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the trustee to institute a proceeding as trustee; and

•

the trustee has failed to institute a proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the series affected by an event of default a direction inconsistent with the request, within 60 days after their notice, request and offer of indemnity.

However, such above-mentioned limitations do not apply to a suit instituted by the holder of a debt security for the enforcement of payment of the principal of or any premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

Defeasance

When we use the term “defeasance”, we mean discharge from some or all of our obligations under the Indenture. Unless otherwise specified in the applicable Prospectus Supplement, if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, if any, premium, if any, and any other sums due to the stated maturity date or a redemption date of the Debt Securities of a series, then at our option:

•	we will be discharged from the obligations with respect to the Debt Securities of that series; or
•	we will no longer be under any obligation to comply with certain restrictive covenants under the Indenture, and certain events of default will no longer apply to us.
•

if this happens, the holders of the Debt Securities of the affected series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Debt Securities and the replacement of lost, stolen or mutilated Debt Securities. These holders may look only to the deposited fund for payment on their Debt Securities.

•	to exercise our defeasance option, we must deliver to the trustee:
  an opinion of counsel in the United States to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize a gain or loss for U.S. federal income tax purposes as a result of a defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;
  an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize income, or a gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and
  a certificate of one of our officers and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been complied with.

If we are to be discharged from our obligations with respect to the Debt Securities, and not just from our covenants, the U.S. opinion must be based upon a ruling from or published by the United States Internal Revenue Service or a change in law to that effect.

In addition to the delivery of the opinions described above, the following conditions must be met before we may exercise our defeasance option:

  no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the Debt Securities of the affected series;
  we are not an “insolvent person” within the meaning of applicable bankruptcy and insolvency legislation; and
  other customary conditions precedent are satisfied.

Modification and Waiver

Modifications and amendments of the Indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. However, without the consent of each holder affected, no modification may:

  change the stated maturity of the principal of, premium, if any, or any installment of interest, if any, on any debt security;
  reduce the principal, premium, if any, or rate of interest, if any, or any obligation to pay any additional amounts;
  reduce the amount of principal of a debt security payable upon acceleration of its maturity;
  change the place or currency of any payment;
  affect the holder’s right to require us to repurchase the Debt Securities at the holder’s option;
  impair the right of the holders to institute a suit to enforce their rights to payment;
  adversely affect any conversion or exchange right related to a series of Debt Securities;
  change the percentage of Debt Securities required to modify the Indenture or to waive compliance with certain provisions of the Indenture; or
  reduce the percentage in principal amount of outstanding Debt Securities necessary to take certain actions.

The holders of a majority in principal amount of outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive, insofar as only that series is concerned, past defaults under the Indenture and compliance by us with certain restrictive provisions of the Indenture. However, these holders may not waive a default in any payment on any debt security or compliance with a provision that cannot be modified without the consent of each holder affected.

We may modify the Indenture without the consent of the holders to:

  evidence our successor under the Indenture;
  add covenants or surrender any right or power for the benefit of holders;
  add events of default;
  provide for unregistered securities to become registered securities under the Indenture and make other such changes to unregistered securities that in each case do not materially and adversely affect the interests of holders of outstanding securities;
  establish the forms of the Debt Securities;
  appoint a successor trustee under the Indenture;
  add provisions to permit or facilitate the defeasance or discharge of the Debt Securities as long as there is no material adverse effect on the holders;
  cure any ambiguity, correct or Supplement any defective or inconsistent provision, make any other provisions in each case that would not materially and adversely affect the interests of holders of outstanding securities and related coupons, if any;
  comply with any applicable laws of the United States and Canada in order to effect and maintain the qualification of the Indenture under the Trust Indenture Act; or
  change or eliminate any provisions where such change takes effect when there are no securities outstanding under the Indenture.

Governing Law

The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

The Trustee

The trustee under the Indenture or its affiliates may provide banking and other services to us in the ordinary course of their business.

The Indenture will contain certain limitations on the rights of the trustee, as long as it or any of its affiliates remains our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. If the trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the Debt Securities, the trustee must eliminate the conflict or resign.

Resignation of Trustee

The trustee may resign or be removed with respect to one or more series of the Debt Securities and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of Debt Securities, each such trustee shall be a trustee of a trust under the Indenture separate and apart from the trust administered by any other such trustee, and any action described herein to be taken by the “trustee” may then be taken by each such trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is trustee.

Consent to Service

In connection with the Indenture, we will designate and appoint an authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Indenture or the Debt Securities that may be instituted in any U.S. federal or New York state court located in the Borough of Manhattan, in the City of New York, or brought by the trustee (whether in its individual capacity or in its capacity as trustee under the Indenture), and will irrevocably submit to the non-exclusive jurisdiction of such courts.

Enforceability of Judgments

Since all or substantially all of our assets, as well as the assets of some of our directors and officers, are outside the United States, any judgment obtained in the United States against us or certain of our directors or officers, including judgments with respect to the payment of principal on the Debt Securities, may not be collectible within the United States.

We have been advised that there is doubt as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of U.S. courts, of civil liabilities predicated solely upon the U.S. federal securities laws.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Units that we may offer under this Prospectus. While the terms we have summarized below will apply generally to any Units that we may offer under this Prospectus, we will describe the particular terms of any series of Units in more detail in the applicable Prospectus Supplement. The terms of any Units offered under a Prospectus Supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement (which we refer to herein as the “Unit Agreement”), if any, between us and a unit agent (which we refer to herein as the “Unit Agent”) that describes the terms and conditions of the series of Units we are offering, and any supplemental agreements, before the issuance of the related series of Units. The following summaries of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of the Unit Agreement, if any, and any supplemental agreements applicable to a particular series of Units. We urge you to read the applicable Prospectus Supplements related to the particular series of Units that we sell under this Prospectus, as well as the complete Unit Agreement, if any, and any supplemental agreements that contain the terms of the Units.

General

We may issue Units comprising one or more Common Shares, Warrants, Rights, Preferred Shares, Subscription Receipts or Debt Securities, in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included security. Units may be issued under a Unit Agreement. Any Unit Agreement under which a Unit may be issued may provide that the securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable Prospectus Supplement the terms of the series of Units, including:

•	the designation and terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;
•	the provisions of any governing Unit Agreement;
•	material United States and Canadian federal income tax consequences of acquiring, owning, exercising, and disposing of the Units; and
•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units.

The provisions described in this section, as well as those described under “Description of Common Shares”, “Description of Warrants”, “Description of Rights”, “Description of Subscription Receipts”, “Description of Preferred Shares” and “Description of Debt Securities”, will apply to each Unit and to any Common Share, Warrant Right, Preferred Share, Subscription Receipt or Debt Security included in each Unit, respectively.

Issuance in Series

We may issue Units in such amounts and in numerous distinct series as we determine.

PLAN OF DISTRIBUTION

General

We may offer and sell the Securities, separately or together: (a) to one or more underwriters or dealers; (b) through one or more agents; or (c) directly to one or more other purchasers. The Securities offered pursuant to any Prospectus Supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices, including sales in transactions that are deemed to be “at-the-market” distributions, including sales made directly on the TSX, NYSE American or other existing trading markets for the securities. We may only offer and sell the Securities pursuant to a Prospectus Supplement during the period that this Prospectus, including any amendments hereto, remains effective. The Prospectus Supplement for any of the Securities being offered thereby will set forth the terms of the offering of such Securities, including the type of Security(ies) being offered, the name or names of any underwriters, dealers or agents, the purchase price of such Securities, the proceeds or consideration to us from such sale, any underwriting commissions or discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or re-allowed or paid to dealers. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

By Underwriters

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of underwriters to purchase the Securities will be subject to certain conditions, but the underwriters will be obligated to purchase all of the Securities offered by the Prospectus Supplement if any of such Securities are purchased. We may offer the Securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. We may agree to pay the underwriters a fee or commission for various services relating to the offering of any Securities. Any such fee or commission will be paid out of our general corporate funds. We may use underwriters with whom we have a material relationship. We will describe in the Prospectus Supplement, naming the underwriter, the nature of any such relationship.

By Dealers

If dealers are used, and if so specified in the applicable Prospectus Supplement, we will sell such Securities to the dealers as principals. The dealers may then resell such Securities to the public at varying prices to be determined by such dealers at the time of resale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. We will set forth the names of the dealers and the terms of the transaction in the applicable Prospectus Supplement.

By Agents

The Securities may also be sold through agents designated by us. Any agent involved will be named, and any fees or commissions payable by us to such agent will be set forth, in the applicable Prospectus Supplement. Any such fees or commissions will be paid out of our general corporate funds. Unless otherwise indicated in the Prospectus Supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Direct Sales

Securities may also be sold directly by us at such prices and upon such terms as agreed to by us and the purchaser. In this case, no underwriters, dealers or agents may be involved in the offering.

General Information

Underwriters, dealers and agents that participate in the distribution of the Securities offered by this Prospectus may be deemed underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

Underwriters, dealers or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under Canadian provincial and territorial and United States securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this Prospectus to third parties in privately negotiated transactions. If the applicable Prospectus Supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this Prospectus and the applicable Prospectus Supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable Prospectus Supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the Securities, if the Prospectus Supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the Securities in accordance with the terms of the Securities. The Prospectus Supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the Securities they remarket.

In connection with any offering of Securities, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time.

TRANSFER AGENT AND REGISTRAR

Our registrar and transfer agent for our Common Shares is AST Trust Company (Canada) at its principal offices in Toronto, Ontario, Canada.

LEGAL MATTERS

Certain legal matters related to the Securities offered by this Prospectus will be passed upon on our behalf by Dorsey & Whitney LLP, with respect to matters of United States law, and Borden Ladner Gervais LLP, with respect to matters of Canadian law.

EXPERTS

Information relating to our mineral properties in this Prospectus and the documents incorporated by reference herein has been derived from reports, statements or opinions prepared or certified by Roscoe Postle Associates Inc., William E. Roscoe, Douglas T. Underhill, Thomas C. Pool, Robert Michaud, Stuart E. Collins, Mark B. Mathisen, Harold R. Roberts, David A. Ross, Peters Geosciences, Douglas C. Peters, BRS Inc., Douglas L. Beahm, W. Paul Goranson, Douglass Graves, John H. White, III, Don R. Woody, Woody Enterprises, Trec, Inc., Allan Moran, Frank A. Daviess, SRK Consulting (U.S.) Inc., Christopher Moreton, Valerie Wilson and Jeffrey Woods, and this information has been included in reliance on such companies’ and persons’ expertise.

None of Roscoe Postle Associates Inc., William E. Roscoe, Douglas T. Underhill, Thomas C. Pool, Robert Michaud, Stuart E. Collins, Mark B. Mathisen, Harold R. Roberts, David A. Ross, Peters Geosciences, Douglas C. Peters, BRS Inc., Douglas L. Beahm, W. Paul Goranson, Douglass Graves, John H. White, III, Don R. Woody, Woody Enterprises, Trec, Inc., Allan Moran, Frank A. Daviess, SRK Consulting (U.S.) Inc., Christopher Moreton, Valerie Wilson and Jeffrey Woods, each being companies and persons who have prepared or certified the preparation of reports, statements or opinions in this Prospectus and the documents incorporated by reference herein relating to our mineral properties, or any director, officer, employee or partner thereof, as applicable, received or has received a direct or indirect interest in our property or of any of our associates or affiliates. As at the date hereof, the aforementioned persons, companies and persons at the companies specified above who participated in the preparation of such reports, statements or opinions, as a group, beneficially own, directly or indirectly, less than 1% of our outstanding Common Shares.

The consolidated financial statements of Energy Fuels Inc. as of December 31, 2017, and for the year ended December 31, 2017, have been incorporated by reference herein in reliance upon the report of KPMG LLP (US), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Our consolidated financial statements as at December 31, 2016, and for each of the years in the two-year period ended December 31, 2016, have been incorporated by reference herein in reliance upon the report of KPMG LLP (Canada), independent registered public accounting firm, also incorporated by reference herein, and upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

This Prospectus is part of a registration statement and, as permitted by SEC rules, does not contain all of the information included in the registration statement. Whenever a reference is made in this Prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement. You may call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also read and copy any document we file with the SEC at the SEC’s public reference rooms at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14- OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Amount
Securities and Exchange Commission Registration Fee	$18,180
Legal Fees and Expenses*	40,000
Accounting Fees and Expenses*	10,000
Printing and Engraving Expenses*	2,000
Total*	$70,180

* Except for Securities and Exchange Commission Registration Fee, all other amounts are estimates based on expenses incurred in connection with the filing of the shelf registration statement. Expenses in connection with the offer and sale of securities are expected to increase depending on the securities offered.

ITEM 15- INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Business Corporations Act (Ontario), the Registrant may indemnify a director or officer, a former director or officer or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity on condition that (i) the individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his conduct was lawful. Further, the Registrant may, with court approval, indemnify a person described above in respect of an action by or on behalf of the Registrant or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with the Registrant or other entity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action if the individual fulfills conditions (i) and (ii) above. An individual as described above is entitled to indemnification from the Registrant as a matter of right if the individual was not judged by a court or other competent authority to have committed any fault or omitted to do anything the individual ought to have done, and he fulfills conditions (i) and (ii) above.

In accordance with the Business Corporations Act (Ontario), the by-laws of the Registrant provide that the Registrant shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, and such person’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, provided that (i) (a) the individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interest of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that the individual’s conduct was lawful.

A policy of directors’ and officers’ liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the by-laws of the Registrant and the Business Corporations Act (Ontario).

Insofar as indemnification for liabilities arising under the U.S. Securities Act, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the U.S. Securities Act, and is therefore unenforceable.

ITEM 16- EXHIBITS

Other than contracts made in the ordinary course of business, the following are the material contracts and other material exhibits as of the date of this registration statement:

Exhibit
Number	Description

4.1

The Amended and Restated Convertible Debenture Indenture dated August 4, 2016 between Energy Fuels Inc., BNY Trust Company of Canada and the Bank of New York Mellon providing for the issuance of debentures.(1)

4.2	Warrant Indenture between Energy Fuels Inc. and CST Trust Company providing for the issue of common share purchase warrants dated March 14, 2016.(2)

4.3	First Supplemental Indenture among Energy Fuels Inc., CST Trust Company and American Stock Transfer & Trust Company, LLC dated April 14, 2016.(3)

4.4	Warrant Indenture between Energy Fuels Inc., CST Trust Company and American Stock Transfer & Trust Company, LLC dated September 20, 2016.(4)

4.5	Amended and Restated Shareholder Rights Plan Agreement dated March 29, 2018. (5)

4.6	Form of Indenture.

5.1	Opinion of Borden Ladner Gervais LLP.

10.1	Underwriting Agreement by and among the Company, Cantor Fitzgerald Canada Corporation, Haywood Securities Inc. and Roth Capital Partners, LLC dated March 9, 2016. (6)

10.2	Underwriting Agreement by and among the Company, Cantor Fitzgerald Canada Corporation and Rodman & Renshaw (a unit of H.C. Wainwright & Co. LLC) dated September 14, 2016. (7)

10.3	Amended and Restated Underwriting Agreement by and among the Company, Cantor Fitzgerald Canada Corportion and Rodman & Renshaw (a unit of H.C. Wainwright & Co. LLC) dated September 15, 2016.(8)

10.4	Energy Fuels 2013 Amended and Restated Stock Option Plan.(9)

10.5	Energy Fuels Inc. Omnibus Compensation Plan dated January 28, 2015.(10)

10.6	Sales Agreement between Energy Fuels Inc. and Cantor Fitzgerald & Co. dated December 23, 2016.(11)

10.7	Form of Indemnity Agreement between Energy Fuels and its officers and directors.(12)

10.8	Employment Agreement between Energy Fuels Inc. and David C. Frydenlund effective March 2, 2018.(13)

10.9	Employment Agreement between Energy Fuels Inc. and W. Paul Goranson effective February 14, 2018.(14)

10.10	Employment Agreement between Energy Fuels Inc. and Mark S. Chalmers effective April 14, 2016.(15)

10.11	Employment Agreement between Energy Fuels Inc. and Mark S. Chalmers effective February 1, 2018.(16)

10.12	Amendment No. 1 to the Sales Agreement between Energy Fuels Inc. and Cantor Fitzgerald & Co. dated December 23, 2016.(17)

10.13	Consulting Agreement between Energy Fuels Inc. and Liviakis Financial Communications, Inc. dated March 29, 2018 and effective October 1, 2017.(18)

10.14	Energy Fuels 2018 Omnibus Equity Incentive Compensation Plan.(19)

10.15	October 2018 Amended and Restated Consulting Agreement between Energy Fuels Inc. and Liviakis Financial Communications, Inc. dated October 1, 2018.(20)

10.16	Release Of Mortgage, Assignment Of Revenues, Security Agreement, Fixture Filing And Financing Statement dated September 11, 2018.(21)

12.1	Statement of Combined Fixed Charges and Preference Dividends.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm, U.S.

23.2	Consent of Roscoe Postle Associates Inc.

23.3	Consent of William E. Roscoe

23.4	Consent of Douglas H. Underhill

23.5	Consent of Thomas C. Pool

23.6	Consent of Robert Michaud

23.7	Consent of Stuart E. Collins

23.8	Consent of Mark Mathisen

23.9	Consent of Harold R. Roberts

23.10	Consent of David A. Ross

23.11	Consent of Peters Geosciences

23.12	Consent of Douglas C. Peters

23.13	Consent of BRS Inc.

23.14	Consent of Douglas L. Beahm

23.15	Consent of W. Paul Goranson

23.16	Consent of Douglass Graves

23.17	Consent of John H. White, III

23.18	Consent of Don R. Woody

23.19	Consent of Trec, Inc.

23.20	Consent of Woody Enterprises

23.21	Consent of Allan Moran

23.22	Consent of Frank A. Daviess

23.23	Consent of SRK Consulting (U.S.) Inc.

23.24	Consent of Christopher Moreton

23.25	Consent of Valerie Wilson

23.26	Consent of Jeffrey Woods

23.27	Consent of Mark Chalmers

23.28	Consent of Borden Ladner Gervais LLP (included in Exhibit 5.1)

23.29	Consent of KPMG LLP, Independent Registered Public Accounting Firm, Canada

24.1	Powers of Attorney (included on signature page hereto)
__________________________________
(1)	Incorporated by reference to Exhibit 4.1 to Energy Fuels’ Form 10-Q filed with the SEC on August 5, 2016.
(2)	Incorporated by reference to Exhibit 4.1 to Energy Fuels’ Form 8-K filed on March 14, 2016.
(3)	Incorporated by reference to Exhibit 4.1 to Energy Fuels’ Form 8-K filed on April 20, 2016.
(4)	Incorporated by reference to Exhibit 4.1 to Energy Fuels’ Form 8-K filed on September 20, 2016.
(5)	Incorporated by reference to Exhibit 4.1 to Energy Fuels’ Form 8-K filed with the SEC on June 1, 2018.
(6)	Incorporated by reference to Exhibit 10.1 to Energy Fuels’ Form 8-K filed March 10, 2016.
(7)	Incorporated by reference to Exhibit 1.1 to Energy Fuels’ Form 8-K filed on September 16, 2016.
(8)	Incorporated by reference to Exhibit 1.2 of Energy Fuels’ Form 8-K filed with the SEC on September 16, 2016.
(9)	Incorporated by reference from Schedule B of Exhibit 99.84 of Energy Fuels’ registration statement on Form 40-F filed with the SEC on November 15, 2013.
(10)	Incorporated by reference to Exhibit 4.1 to Energy Fuels’ Form S-8 filed on June 24, 2015.
(11)	Incorporated by reference to Exhibit 1.1 to Energy Fuels’ Form 8-K filed on December 23, 2016.
(12)	Incorporated by reference to Exhibit 10.4 to Energy Fuels’ Form 10-K filed with the SEC on March 15, 2016.
(13)	Incorporated by reference to Exhibit 10.6 to Energy Fuels’ Form 10-K filed with the SEC on March 12, 2018.
(14)	Incorporated by reference to Exhibit 10.7 to Energy Fuels’ Form 10-K filed with the SEC on March 12, 2018.
(15)	Incorporated by reference to Exhibit 10.11 to Energy Fuels’ Form 10-Q filed with the SEC on May 6, 2016.
(16)	Incorporated by reference to Exhibit 10.9 to Energy Fuels’ Form 10-K filed with the SEC on March 12, 2018.
(17)	Incorporated by reference to Exhibit 1.1 to Energy Fuels’ Form 8-K filed with the SEC on December 29, 2017.
(18)	Incorporated by reference to Exhibit 10.11 to Energy Fuels’ Form 8-K filed with the SEC on April 3, 2018.
(19)	Incorporated by reference to Schedule “C” to Energy Fuels’ SCHEDULE 14A filed on April 11, 2018.
(20)	Incorporated by reference to Exhibit 4.16 to Energy Fuels’ Form 10-Q for its fiscal quarter ended September 30, 2018.
(21)	Incorporated by reference to Exhibit 4.15 to Energy Fuels’ Form 10-Q for its fiscal quarter ended September 30, 2018.

ITEM 17 – UNDERTAKINGS

            The undersigned Registrant hereby undertakes:

            (1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                   (i)        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                                   (ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

                       (iii)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

            (2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4)        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                          (i)        Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                          (ii)        Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

            (5)        That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

            (6)        That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (7)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

            (8)        To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of Colorado, United States of America on November 5, 2018.

ENERGY FUELS INC.

/s/ Mark S. Chalmers
Name: Mark S. Chalmers
Title: President, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ David C. Frydenlund
Name: David C. Frydenlund
Title: Chief Financial Officer
(Principal Financial Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark S. Chalmers and David C. Frydenlund as his or her attorney-in-fact, with the power of substitution, for them in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the Registrant in the capacities and on the date indicated:

Signature	Title	Date

/s/ Mark S. Chalmers	President, Chief Executive Officer and Director	November 5, 2018
Mark S. Chalmers

/s/ David C. Frydenlund	Chief Financial Officer	November 5, 2018
David C. Frydenlund	(Principal Financial Officer)

/s/ Matthew J. Tarnowski	Chief Accounting Officer and Controller	November 5, 2018
Matthew J. Tarnowski

/s/ J. Birks Bovaird	Director	November 5, 2018
J. Birks Bovaird

/s/ Paul A. Carroll	Director	November 5, 2018
Paul A. Carroll

/s/ Benjamin Eshleman III	Director	November 5, 2018
Benjamin Eshleman III

	Director	November 5, 2018
Barbara A. Filas

/s/ Bruce D. Hansen	Director	November 5, 2018
Bruce D. Hansen

/s/ Dennis L. Higgs	Director	November 5, 2018
Dennis L. Higgs

/s/ Robert W. Kirkwood	Director	November 5, 2018
Robert W. Kirkwood